EXHIBIT 4 (d)

                    FIRST SUPPLEMENTAL TRUST INDENTURE

                                  BETWEEN

                       AIRBORNE FREIGHT CORPORATION

                                    AND

                           LASALLE NATIONAL BANK
                                as Trustee

                                DATED AS OF

                               June 30, 1993

                                RELATING TO

             $115,000,000 CONVERTIBLE SUBORDINATED DEBENTURES
                            DUE AUGUST 15, 2001


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                       This document was prepared by

                         Foster Pepper & Shefelman
                       1111 Third Avenue, Suite 3400
                        Seattle, Washington  98101

                             TABLE OF CONTENTS

                                 ARTICLE I
               RESCISSION AND DESIGNATION OF COMPANY OFFICES

1.1 Rescission of Designation of Los Angeles and San Francisco   2
    Offices
1.2 Designation of Additional Offices                            3

1.3 Maintenance of New York Office                               3


                                ARTICLE II
               AMENDMENT OF DEFINITIONS AND OTHER PROVISIONS

2.1 Definitions Amended                                          3

2.2 Other Provisions Amended                                     3


                                ARTICLE III
                               MISCELLANEOUS

3.1 All Other Provisions of Indenture Apply                      4

3.2 Execution in Several Counterparts                            4




                    FIRST SUPPLEMENTAL TRUST INDENTURE

     THIS FIRST SUPPLEMENTAL TRUST INDENTURE (this "Supplemental Indenture"), made and dated as of June 30, 1993, by and between Airborne Freight Corporation (the "Company), a corporation duly organized and existing under the laws of the State of Delaware, having its principal office in Seattle, Washington, and LaSalle National Bank (the "Successor Trustee"), a national banking association organized and existing under the laws of the United States of America and having its principal place of business in Chicago, Illinois, as successor trustee to Bank of America National Trust and Savings Association (the "Resigning Trustee"),

                           W I T N E S S E T H:

     WHEREAS, the Company and the Resigning Trustee entered into a Trust Indenture (the "Indenture") dated as of August 15, 1991, pursuant to which the Company issued its $115,000,000 aggregate principal amount 6 3/4% Convertible Subordinated Debentures due August 15, 2001 (the "Securities"), under which the Resigning Trustee serviced as trustee for the Securities; and

     WHEREAS, in accordance with Section 601(b) of the Indenture, the Resigning Trustee provided notice to the Company of its resignation as trustee for the Securities to become effective upon the acceptance of appointment by a successor trustee; and

     WHEREAS, the Company, the Resigning Trustee and the Successor Trustee entered into an agreement dated June 16, 1993, and effective June 30, 1`993 (the "Tri-Party Agreement") whereby the Company accepted the resignation of the Resigning Trustee and appointed the Successor Trustee, and the Successor Trustee accepted its appointment as Trustee under the Indenture and represented that it is qualified and eligible to serve as Trustee under the Indenture; and

     WHEREAS, Section 901 of the Indenture provides that the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture, in form satisfactory to the Trustee, to cure any ambiguity, correct inconsistencies or to make any other provisions with respect to matters or questions arising under the Indenture which are not inconsistent with the provisions of the Indenture, so long as the supplemental indentures do no adversely affect the interests of the holders of the Securities in any material respect; and

     WHEREAS, Section 1002 of the Indenture provides that the Company will maintain an office or agency in the Borough of Manhattan, the City of New York, where the Securities may be presented or surrendered for payment or for registration of transfer or exchange and where notices and demands to or upon the Company with respect to the Securities and the Indenture may be served; and

     WHEREAS, Section 1002 of the Indenture further provides that the Company may from time to time designate on or more other offices where the Securities may be presented and notices and demands may be delivered, and that the Company may from time to time rescind such designations; and

     WHEREAS, the principal corporate trust offices in the Resigning Trustee are located in Los Angeles and San Francisco, California, which offices are designated in the Indenture as an additional offices of the Company for various purposes described in the Indenture; and

     WHEREAS, the Successor Trustee and the Company desire to rescind the designation of the Resigning Trustee's offices in San Francisco and Los Angeles, and to designate the principal corporate trust office of the Successor Trustee as an additional office of the Company for certain purposes described in the Indenture; and

     WHEREAS, to make certain changes to the Indenture necessary to implement the appointment of the Successor Trustee, the Company has authorized the execution and delivery of this Supplemental Indenture by a Board Resolution; and

     WHEREAS, the Successor Trustee has determined that the amendments contained in this Supplemental Indenture are consistent with the Indenture and not adverse to the holders of the Securities; and

     WHEREAS, all acts and proceedings required by law necessary to constitute this Supplemental Indenture a valid and binding agreement for the uses and purposes set forth herein in accordance with its terms, have been done and taken, and the execution and delivery of this Supplemental Indenture have been in all respects duly authorized;

     NOW THEREFORE, the Successor Trustee and the Company agree as follows:

                                 ARTICLE I
               RESCISSION AND DESIGNATION OF COMPANY OFFICES

     1.1 Recission of Designation of Los Angeles and San Francisco Offices. In accordance with Section 1002 of the Indenture the Company rescinds its designation of the principal corporate trust offices of the Resigning Trustee in San Francisco and Los Angeles, California for all purposes for which those offices are designated in the Indenture.

     1.2 Designation of Additional Office. In accordance with Section 1002 of the Indenture the Company designates the Corporate Trust Office as an additional office of the Company for all purposes for which the San Francisco and Los Angeles offices are designated in the Indenture, including surrender of Securities for payment.

     1.3 Maintenance of New York Office. In accordance with Section 1002 of the Indenture the Company will maintain an office in the Borough of Manhattan, The City of New York, where Securities may be surrendered for transfer, exchange or conversion, and where notices and demands to or upon the Company under the Indenture may be served.

                                ARTICLE II
               AMENDMENT OF DEFINITIONS AND OTHER PROVISIONS

     2.1 Definitions Amended. The following terms defined in Section 101 of the Indenture are amended to read as follows for all purposes of the
Indenture:

          "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the City of New York or the city in which the Corporate Trust Office is located are authorized or obligated by law or executive order to close.

          "Corporate Trust Office" means the principal office of the Trustee.

     All other capitalized terms used but no defined in this Supplemental Indenture shall have the meanings assigned to them in the Indenture.

     2.2 Other Provisions Amended. All references in the Indenture to the offices or agencies of the Trustee or the Company located in Los Angeles or San Francisco, California, shall be amended to refer to the Corporate Trust Office of the Successor Trustee for all purposes of the Indenture, including the reference to the office or agency of the Company in Section 203 of the Indenture specifying the Form of Reverse of the Security.

                                ARTICLE III
                               MISCELLANEOUS

     3.1 All Other Provisions of Indenture Apply. Except as an to the extent modified by this Supplemental Indenture, all provisions of the Indenture shall remain in full force and effect with respect to all Securities.

     3.2 Execution in Several Counterparts. This Supplemental Indenture may be executed in counterparts and each such counterpart shall for all purposes be deemed to be an original, and all such counterparts, or as many of them as the Company and the Successor Trustee shall preserve undestroyed, shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be executed, and their respective seals to be affixed hereto and attested, all as of the day and year first written above.

COMPANY:                      AIRBORNE FREIGHT CORPORATION



                              By     /s/Lanny H. Michael
                                     ------------------------
                              Title: Sr. V.P. and Treasurer



TRUSTEE:                      LASALLE NATIONAL BANK



                              By     /s/Georgia E. Tsirdas
                                     ------------------------
                              Title: Assistant Vice President